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                                                                     Exhibit 5.2


                                DAVIS WRIGHT TREMAINE



                                    April 21, 1997

NEXTLINK Communications, Inc.
155 108th Avenue N.E., 8th Floor
Bellevue, Washington 98004

Willkie Farr & Gallagher
153 East 53rd Street
New York, New York 10022

         Re: Registration Statement on Form S-4


Ladies and Gentlemen:

         We have acted as special Washington counsel to NEXTLINK
Communications, Inc., a Washington corporation (the "Company"), in connection with the registration statement on Form S-4, filed with the Securities and Exchange Commission on March 14, 1997 (the "Registration Statement") relating to the offer to exchange one 14% Senior Exchangeable Redeemable Preferred Share (collectively, the "New Preferred Shares") for each of the outstanding 14% Senior Exchangeable Redeemable Preferred Shares that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Preferred Shares"). The exchange will be made pursuant to an exchange offer (the "Exchange offer") contemplated by the Registration Statement. The Registration Statement also registers the Company's 14% Senior Subordinated Notes due 2009 (the "Exchange Notes") to be issued under an Indenture (the "Indenture") between the Company and the United States Trust Company of New York, as trustee (the "Trustee") , the form of which is filed as an exhibit to the Registration Statement. Capitalized terms used herein that are not otherwise defined have the meanings ascribed thereto as set forth in the Registration Statement.

         We have examined such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. We have assumed the genuineness


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 NEXTLINK Communications, Inc.
 Willkie Farr & Gallagher
 April 21, 1997
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of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is duly formed and validly existing under the laws of the State of Washington.

         2. The execution and delivery of the Indenture have been duly authorized by the Company.

         3. The execution and delivery of the Exchange Notes have been duly authorized by the Company.

         4. The New Preferred Shares have been duly authorized and, when duly executed by the proper officers of the Company, duly countersigned by the Transfer Agent and issued by the Company in accordance with the terms of the Exchange Offer, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the laws of the State of Washington and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offer, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

         This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.


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 NEXTLINK Communications, Inc.
 Willkie Farr & Gallagher
 April 21, 1997
 Page 3


         We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the New Preferred Shares and Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Registration Statement and Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Subject to the foregoing, this opinion letter may be relied upon by you only in connection with the Exchange Offer and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.


                                       Very truly yours,

                                       DAVIS WRIGHT TREMAINE